Exhibit 10.201

NINTH AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES
(As Amended and Restated Effective December 31, 2014)

WHEREAS, Erie Indemnity Company (the "Company") maintains the Erie Insurance Group
Retirement Plan for Employees (the "Plan") under an amendment and restatement effective
December 31, 2014;

WHEREAS, the Plan provides that the Company may amend the Plan; and
WHEREAS, the Company wishes to amend the Plan effective January 1, 2020 to make certain changes to the Plan’s governance structure and administrative provisions as set forth herein.
NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.	Section 2.2 is hereby amended and restated in its entirety to read as follows:

2.2
“Actuary” shall mean the actuary or firm of actuaries chosen with respect to settlor functions by the Company, and chosen with respect to fiduciary functions by the Administrator, but in all cases independent of the Company or Administrator, who is, or in the case of a firm one or more of whose members is, an enrolled actuary under the provisions of Section 3042 of the Employee Retirement Income Security Act of 1974.

2.	Section 2.8 of the Plan is hereby amended and restated in its entirety to read as follows:

2.8	“Board of Directors” or “Board” shall mean the Board of Directors of the Company. References to actions or decisions by the Board include actions or decisions by the Board’s authorized designee.

3.	The last sentence of the first paragraph of Section 2.35 is hereby amended and restated in its entirety to read as follows:
To the extent permitted under regulations and other guidance promulgated by the Internal Revenue Service, the Administrator may elect to determine Test Compensation on a basis other than that provided above.

4.	Section 2.37 is hereby amended and restated in its entirety to read as follows:

2.37	“Trust Agreement” shall mean the trust agreement entered into with a Trustee as provided in Section 9.1, together with all amendments, modifications and supplements, thereto.

5.	Section 3.1 is hereby amended and restated in its entirety to read as follows:
3.1    Pension Administrator
The Plan shall be administered by a committee that shall act as Plan Administrator. The members of the administrative committee shall be appointed and removed from time to time by the Vice President, Corporate HR Officer (or, if there is no person holding that title, the person holding a successor title or acting in a similar capacity with respect to the oversight of the Company’s retirement plans), such person to be referred to herein as the “Appointing Officer.” The Company is the Plan sponsor, but it is intended that full fiduciary authority be vested in the administrative committee (and with respect to appointment and oversight of its members, the Appointing Officer), so that neither the Company nor any Affiliate is a fiduciary of the Plan, and the Plan shall be construed accordingly.

(a)
Any member of the committee who ceases to be an Employee (or, if appointment was made by job title, who ceases to hold the relevant title or a successor title) will automatically cease to be a committee member unless otherwise expressly agreed.

(b)	Any individual who is a member of the administrative committee may resign by delivering his written resignation to the Appointing Officer.

(c)
The Appointing Officer may add or remove committee members in his or her sole discretion. In making appointments, the Appointing Officer shall not be limited to any particular person or group, and nothing herein contained shall be construed to prevent any Participant, director, officer, employee or shareholder of the Employers from service as a member of the administrative committee.

(d)
Members of the administrative committee will not be compensated from the Trust Fund for services performed in such capacity, but the Company or Trust Fund will reimburse such individuals for expenses reasonably and necessarily incurred by them in such capacity, subject to compliance with such expense reimbursement policies as may be established from time to time.

(e)
The Appointing Officer shall maintain such documentation of committee membership as may be necessary or advisable, and shall provide any notice of membership changes that may be required to the Trustee and other persons.

6.	Section 3.2(f) is hereby amended and restated in its entirety to read as follows:
To appoint one or more investment managers to manage the investment and reinvestment of the Fund and to enter into management contracts on behalf of the Plan with respect to such appointments. Except to the extent that power is reserved to the Administrator or other named fiduciary under the Trust Agreement, unless and until the Administrator appoints an investment manager with respect to all or a specific portion of the Fund, the Trustee shall have exclusive authority to manage and control all or such portion of the Fund.

7.	Section 3.3 is hereby amended and restated in its entirety to read as follows:
3.3    Delegation of Duties
The Administrator may, from time to time, designate any person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the responsibilities of the Administrator, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the responsibilities assigned by the Administrator.

8.	Section 3.8 is hereby amended and restated in its entirety to read as follows:
3.8    Claims Review Procedure
The Administrator shall be responsible for the claims procedure under the Plan. The claims procedure established by the Administrator shall comply with regulations adopted by the Secretary of Labor of the United States. This procedure shall require the Administrator to provide adequate written notice to any person whose claim is denied in whole or in part, specifying the reasons for denial in a manner calculated to be understood by such person. The Administrator shall give any person whose claim has been denied a reasonable opportunity for a full and fair review by the Administrator of its decision, and shall inform the claimant of the steps he must take to obtain a review of the Administrator’s decision. The Administrator shall provide the claimant with reasonable access to, and copies of, all relevant documents and other information in accordance with regulatory requirements, provided that unless otherwise required by

ERISA, the claimant’s rights shall be limited by applicable attorney-client privilege, attorney work-product privilege, and other applicable privilege rules.

(i)

(a)
Determination by the Administrator Conclusive. The Administrator’s determination of factual matter relating to Participants, Beneficiaries and alternate payees including, without limitation, a Participant’s Credited Service, Service and any other factual matters, shall be conclusive. The Administrator and the Company and its respective officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by an actuary, any accountant for the Plan, the Trustee or any investment managers and upon opinions given by any legal counsel for the Plan insofar as such reliance is consistent with ERISA. The actuary, the Trustee and other service providers may act and rely upon all information reported to them by the Administrator and/or the Company and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary. In accordance with Section 11.10, the Administrator may rely on the Employer’s records, and to the extent a claimant asserts entitlement to benefits or other rights based upon facts not contained in the Plan’s records, such person shall be required to provide satisfactory affirmative evidence of such facts, and the Administrator shall have the sole and exclusive discretion to determine whether the affirmative evidence is satisfactory.

(b)
Arbitration. In the event that a claimant’s claim is denied by the Administrator and the claimant has exhausted all remedies (including all mandatory levels of appeal) under the Plan’s claims procedures, the claimant or the Administrator will have the right to compel binding arbitration with respect to the claim. The process and procedure shall be governed by the Employer’s arbitration policy, if any, and if none, by the rules of the American Arbitration Association for commercial transactions. Claims may not be litigated or arbitrated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. The arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA, which requires the arbitrator to defer to the Administrator and its factual findings and interpretations unless such findings and interpretations are arbitrary and capricious and requires that any assertions the claimant wishes to present to an arbitrator or court first have been presented in the claims and appeals process). All claims pertaining to the Plan shall be required to be submitted to binding arbitration in this manner, unless such a requirement is prohibited by applicable law or regulation. Except with respect to claims as to which binding arbitration may not be compelled, no claim may be brought in any other manner.

(c)
Forum Selection. Any arbitration proceeding or civil action with respect to a claim involving the Plan must, unless otherwise agreed by the Administrator or required by law, take place in Erie, Pennsylvania (and, in the case of a civil action, in the federal district court serving Erie, Pennsylvania). Enforcement of an arbitrator’s award may be sought in federal court in accordance with the Federal Arbitration Act, with any such enforcement action to be filed in the federal district court serving Erie, Pennsylvania

9.	Section 3.9 is hereby amended and restated in its entirety to read as follows:
3.9    Exhaustion of Administrative Remedies
The exhaustion of the claims review procedure is mandatory for resolving every claim and dispute involving the Plan. As to such claims and disputes:

(a)
No claimant shall be permitted to commence any civil action or arbitration proceeding to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims review procedure set forth herein has been exhausted in its entirety; and

(b)
In any such civil action or arbitration proceeding all explicit and all implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

10.	Section 3.10 is hereby amended and restated in its entirety to read as follows:
3.10    Deadline to File Civil Action or Demand Arbitration
No civil action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the civil action is commenced in the proper forum before the earlier of:

(a)	Twelve months after the claimant knew or reasonably should have known of the principal facts on which the claim is based; or

(b)	Ninety days after the claimant has exhausted the claims review procedure.

11.	Section 9.1(a) is hereby amended and restated in its entirety to read as follows:

(a)
The Company has established a trust with a Trustee for the purpose of receiving and holding contributions made by the Company as well as interest and other income on investments of such funds, and for the purpose of paying the pensions and other benefits provided by the Plan and paying any expenses incident to the operation of the Plan or Trust Fund as otherwise provided herein. The Trustee is to manage and operate the Trust Fund in accordance with the terms of the Trust Agreement and to receive, hold, invest and reinvest the funds of the Trust.

12.	Section 9.1(b) is hereby amended and restated in its entirety to read as follows:

(b)
The Trust Agreement may be modified as provided therein. The Administrator may remove any Trustee and may select any successor trustee. Pensions under the Plan may alternatively be provided through the purchase of annuity contracts issued by an insurance company. In lieu of a Trust Agreement and Trust Fund, the Administrator may elect to have the Plan utilize a contract or contracts of insurance for the purpose of receiving and holding contributions made by the Company and for the purpose of paying pensions and other benefits provided by the Plan, and in such event the references hereunder to “Trust Agreement”, “Trustee” and “Trust Fund” shall be deemed to be references to “Insurance Contract”, “Insurance Carrier” and “Insured Fund” respectively. With respect to any Trust Agreement or Insurance Contract, the Company may be a party with respect to the Company’s rights and obligations as settlor of the Plan’s Trust Fund or Insured Fund, but is not a Plan fiduciary. In the event that any Trust Agreement or Insurance Contract grants powers to the Company (other than powers relating to the Company’s corporate obligations or role as settlor of the Plan’s Trust Fund or Insured Fund), the Company shall act as the Administrator’s agent and shall act for and solely at the direction of the Administrator in exercising such powers.

13.	The last paragraph of Section 9.1 is hereby amended and restated in its entirety to read as follows:
The Administrator may, from time-to-time, designate another person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the Administrator’s responsibilities under this Section 9.1, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator.

14.	Section 11.13(c)(ii) is hereby amended and restated to read as follows:

(ii)
Compensation shall be determined by the Administrator consistent with the requirements of USERRA, and shall reflect the Administrator’s best estimate of the earnings the individual would have received but for the qualified military service.

15.	The second-to-last paragraph of Section 12.1 is hereby amended and restated to read as follows:
Any such amendment to or termination of this Plan shall be evidenced by a written instrument adopted by the Board. Any such written instrument shall recite at which time the amendments contained therein shall become effective

16.	Section 13.2(e) is hereby amended and restated to read as follows:

(e)
“Permissive Aggregation Group” means any plan of an Employer which is not part of the Required Aggregation Group, but is treated as if it were at the option of the Administrator, provided such group continues to meet the requirements of Internal Revenue Code Sections 401(a)(4) and 410.

IN WITNESS WHEREOF, the Company has caused this Plan Amendment to be executed this 23rd day of December, 2019.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Maureen Krowicki	By: /s/ Brian W. Bolash

Title: Senior Vice President